Exhibit 99.6

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Eric Rosenfeld		Maura Gedid

Arpeggio Acquisition Corporation		(212) 836-9605
(212) 319-7676		mgedid@equityny.com
Devin Sullivan

(212) 836-9608

dsullivan@equityny.com

FOR IMMEDIATE RELEASE

ARPEGGIO ACQUISITION CORPORATION AND HILL INTERNATIONAL, INC.

ANNOUNCE HILL’S FINANCIAL RESULTS FOR FISCAL YEAR 2005

Marlton, NJ and New York, NY – April 10, 2006 – Arpeggio Acquisition Corporation (OTCBB: APGO, APGOW, APGOU) (“Arpeggio”), a special purpose acquisition company, and Hill International, Inc. (“Hill”), a worldwide construction consulting firm, have jointly announced the filing of Arpeggio’s amended proxy statement with the Securities and Exchange Commission (“SEC”) earlier today. The filing includes, among other items, audited financial results for Hill for the fiscal years ended December 31, 2005 and January 1, 2005. As previously announced, Arpeggio and Hill have entered into a merger agreement pursuant to which Hill will merge with and into Arpeggio.

For the year ended December 31, 2005, Hill achieved record revenue of $112.2 million as compared to $84.1 million in the prior year, an increase of 33.4%. Hill’s net revenue (defined as revenue less reimbursable expenses) in 2005 totaled $80.1 million, also a record for the company, as compared with $63.0 million in 2004, an increase of 27.1%. The increase in net revenue is primarily related to higher revenue overseas in the company’s Project Management Group.

Gross profit increased to $36.8 million in 2005 from $28.7 million in 2004, an increase of 28.5%. Gross profit as a percentage of net revenue was 46.0% in 2005, a slight increase from 45.5% in 2004.

In 2005, Hill’s selling, general and administrative (SG&A) expense increased slightly to $31.9 million from $29.2 million in the prior year, but decreased as a percentage of net revenue to 39.8% from 46.4% in the prior year. Of Hill’s 2005 SG&A expense, $1.2 million was related to a compensation charge due to the adoption of SFAS 123(R) in connection with Hill’s employee stock option plan, and $0.7 million was related to certain litigation matters, with respect to which Arpeggio is entitled to indemnification under the parties’ merger agreement.

Operating income in 2005 was $5.7 million, versus a loss of $0.1 million in the prior year, principally due to higher net revenue and gross profit, offset by SG&A expense that grew at a significantly slower rate. Hill’s net income in 2005 was $3.1 million versus a loss in 2004 of $0.4 million, which included in selling, general and administrative expenses $1.2 million of pretax nonrecurring items related to litigation and restructuring.

About Hill

Hill International, based in Marlton, NJ, has over 800 employees in 23 offices worldwide providing program management, project management, construction management and construction claims services. Engineering News-Record magazine recently ranked Hill as the 18th largest construction management firm in the United States.

About Arpeggio

Arpeggio, based in New York, NY, was incorporated in April 2004 to acquire an operating business in North America. Arpeggio’s initial public offering became effective June 24, 2004 and was consummated on June 30, 2004, receiving net proceeds of $36.8 million through the sale of 6.8 million units at $6.00 per unit. Each unit was comprised of one share of Arpeggio common stock and two warrants, each with an exercise price of $5.00. As of March 31, 2006 Arpeggio held approximately $37 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Arpeggio, Hill and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Arpeggio’s and Hill’s managements, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Hill is engaged; fluctuations in client demand; management of rapid growth; intensity of competition from other providers of project management and construction claims services; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Arpeggio’s filings with the SEC, including its report on Form 10-KSB for the year ended December 31, 2005. The information set forth herein should be read in light of such risks. Neither Arpeggio nor Hill assumes any obligation to update the information contained in this press release.

The stockholders of Arpeggio are urged to read the proxy statement as well as all other relevant documents filed or to be filed with the SEC, because they contain important information about Arpeggio, Hill and the proposed transaction. The final proxy statement will be mailed to stockholders of Arpeggio after it has been approved by the SEC. Arpeggio stockholders may obtain the proxy statement and any other relevant filed documents for free at the SEC’s website (www.sec.gov).

Arpeggio, Hill and their respective directors and officers may be deemed to be participants in the solicitation of approvals from Arpeggio’s stockholders in respect of the proposed transaction. Information regarding Arpeggio’s participants is contained in the proxy statement. Additional information regarding the interests of such participants is included in the proxy statement.

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Hill International, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Fiscal Years 2005 & 2004

(In thousands, except per share amounts)

	2005	2004
Revenue	$112,229	$84,107

Reimbursable Expenses	$32,121	$21,068
Revenue, less reimbursable expenses	$80,108	$63,039

Direct Expenses	$43,276	$34,365
Gross Profit	$36,832	$28,674
Selling, general and administrative expenses	$31,861	$29,231
Equity in affiliate	$(685)	$(458)

Operating income (loss)	$5,656	$(99)

Interest expense, net	$(669)	$(597)

Income (loss) before provision for income taxes	$4,987	$(696)
Provision (benefit) for income taxes	$1,845	$(272)

Net income (loss)	$3,142	$(424)

Net income (loss) per share
Basic	$0.52	$(0.07)

Diluted	$0.44	$(0.07)

Basic weighted average shares outstanding	6,030	6,000
Diluted weighted average shares outstanding	7,195	6,000

Hill International, Inc. and Subsidiaries

Balance Sheets

(In US dollars) (In thousands)

	12/31/2005	1/1/2005
ASSETS

Current Assets
Cash & Cash Equivalents	2,716	802
Cash – restricted	1,040	—
Accounts Receivable, Net	27,623	21,584
Accounts Receivable – related party	611	635
Other Receivables	—	223
Prepaid Expenses & Other Current Assets	1,361	1,642

Total Current Assets	33,351	24,886

Property & Equipment, net	2,842	2,585
Cash – Restricted	2,169	3,357
Retainage Receivable, Net	964	765
Intangibles, Net	148	299
Non-Current Deferred Tax Assets	451	640
Investment in Affiliate	393	618
Other Assets	405	181

Total Assets	40,723	33,331

LIABILITIES & SHAREHOLDERS’ EQUITY

Current Liabilities
Due to Bank	190	598
Current Portion of Long-Term Debt & Capital Leases	10,342	1,234
Accounts Payable and Accrued Expenses	13,757	11,199
Current Portion of Deferred Tax Liability	2,136	2,376
Income Taxes Payable	1,923	231
Deferred Revenue	—	75
Other Current Liabilities	3,359	3,903

Total Current Liabilities	31,707	19,616

Long-Term Debt & Capital Leases	32	9,576
Other Liabilities	2,825	2,098

Total Liabilities	34,564	31,290

Total Shareholders’ Equity	6,159	2,041

Total Liabilities & Shareholders’ Equity	40,723	33,331

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